EXHIBIT 4.2

                     PREFERRED SECURITIES PURCHASE AGREEMENT

                                      among

                                 CAPITAL TRUST,

                             CT CONVERTIBLE TRUST I

                                       and

                             INVESTORS NAMED THEREIN



                                  July 27, 1998


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                                TABLE OF CONTENTS


                                                                       Page

SECTION 1.   PURCHASE AND SALE OF SECURITIES............................2

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE OFFERORS.............2
        2.1  Company Organization.......................................2
        2.2  Company SEC Reports and Filings............................2
        2.3  Company Financial Statements; Material Adverse Changes.....3
        2.4  Company Capitalization.....................................4
        2.5  Company Subsidiaries.......................................4
        2.6  Trust Organization; Authorization, etc.....................4
        2.7  Consents and Approvals.....................................5
        2.8  Absence of Defaults, Conflicts, etc........................6
        2.9  Compliance with Law........................................6
        2.10 Pending Actions............................................6
        2.11 Private Offering; Integration..............................6
        2.12 Brokerage..................................................7
        2.13 Subordination..............................................7
        2.14 Liabilities................................................7
        2.15 Real Property..............................................7
        2.16 Environmental Laws.........................................7
        2.17 Material Facts.............................................8
        2.18 Investment Company Act.....................................8
        2.19 Tax Matters................................................8
        2.20 Reservation and Valid Issuance of Shares...................8
        2.21 Preferred Securities Guarantee.............................8

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............9
        3.1  Certain Representations and Warranties.....................9
        3.2  Additional Representations and Warranties..................9

SECTION 4.   COVENANTS OF THE COMPANY..................................10
        4.1  Tax Matters...............................................10
        4.2  Additional Matters........................................10

SECTION 5.   OFFERORS' CLOSING CONDITIONS..............................10
        5.1  Compliance with Agreement.................................10
        5.2  Each Investor to Close....................................10

SECTION 6.   INVESTORS' CLOSING CONDITIONS.............................10
        6.1  No Material Adverse Effect................................11
        6.2  Representations and Warranties............................11
        6.3  Compliance with Agreement.................................11
        6.4  Officer's and Regular Trustee's Certificate...............11
        6.5  Approval of Proceedings...................................11
        6.6  Injunction................................................11
        6.7  Additional Agreements.....................................12
        6.8  Each Investor to Close....................................12
        6.9  Opinions..................................................12

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                                                                      Page



SECTION 7.   INDEMNIFICATION...........................................14
        7.1  Indemnification Generally.................................14
        7.2  Indemnification Procedures for Third Party Claims.........14

SECTION 8.   INTERPRETATION OF THIS AGREEMENT..........................15
        8.1  Terms Defined.............................................15
        8.2  Governing Law.............................................17
        8.3  Paragraph and Section Headings............................17

SECTION 9.   MISCELLANEOUS.............................................17
        9.1  Expenses..................................................17
        9.2  Notices...................................................17
        9.3  Survival..................................................19
        9.4  Entire Agreement; Amendment and Waiver....................19
        9.5  Counterparts..............................................19
        9.6  Successors and Assigns....................................19

SCHEDULES

Schedule 2.3(b)   Company Financial Statements; Material Adverse Change
Schedule 2.6(a)   Agreements of the Trust
Schedule 2.14     Liabilities


EXHIBITS

Exhibit A         Form of Registration Rights Agreement
Exhibit B         Form of Co-Investment Agreement
Exhibit C         Opinion of Richards, Layton & Finger, P.A.

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                                      -ii-

                     PREFERRED SECURITIES PURCHASE AGREEMENT


                  This PREFERRED SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of July 27, 1998 among Capital Trust, a California business trust (the "Company"), CT Convertible Trust I, a Delaware statutory business trust (the "Trust" and together with the Company, the "Offerors"), as issuer, and Vornado Realty L.P., a Delaware limited partnership ("VRLP"), EOP Operating Limited Partnership, a Delaware limited partnership ("EOPLP"), Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employes Pension Trust, a New York trust ("Hourly GM Trust"), and Mellon Bank N.A., as trustee for General Motors Salaried Employes Pension Trust, a New York trust ("Salaried GM Trust, and together with the Hourly GM Trust, the "GM Trust"; each of VRLP, EOPLP and the GM Trust being referred to herein as an "Investor" and collectively as the "Investors"), as purchasers.

                              PRELIMINARY STATEMENT

                  The Trust is a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.) pursuant to the Declaration of Trust, dated and effective as of July 28, 1998, by the Company and the Trustees as defined therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Declaration"). The Offerors confirm their agreement with the Investors, with respect to the offer and sale by the Trust and the purchase by the Investors of $150,000,000 in aggregate liquidation amount of 8.25% Step Up Convertible Trust Preferred Securities (Liquidation Amount $1,000 per Security) representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The definitions of certain capitalized terms used herein are set forth in Section 8.1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Declaration.

                  The Preferred Securities will be guaranteed by the Company, with respect to distributions and amounts payable upon liquidation or redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, dated as of July 28, 1998 of the Company (the "Preferred Securities Guarantee").

                  The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $154,650,000 in aggregate principal amount of 8.25% Step Up Convertible Junior Subordinated Debentures due September 30, 2018 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Declaration. The Subordinated Debentures will be issued pursuant to the Indenture between the Company and Wilmington Trust Company (the "Indenture") and dated as of July 28, 1998.

                  The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are collectively referred to herein as the "Preferred Instruments." The Declaration, the Indenture, the Preferred Securities Guarantee and this Agreement are hereinafter referred to collectively as the "Operative Documents."

                  The Preferred Securities are offered and sold to the Investors without registration under the Securities Act, in reliance upon exemptions therefrom, and Investors may only resell or otherwise transfer such Preferred Securities if such Preferred Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available.

                  The parties hereto desire that the foregoing transaction be subject to the terms and conditions set forth herein. Accordingly, the parties agree as follows:



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SECTION 1.        PURCHASE AND SALE OF SECURITIES
                  -------------------------------

                  (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon representations and warranties contained in this Agreement, the Trust agrees to sell to the Investors, and each of the Investors agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $970 per Preferred Security, the number of Preferred Securities set forth opposite its name below:


                                                         Applicable Portion
   Investor         Number of Preferred Securities         Purchase Price
   --------         ------------------------------       ------------------
     EOPLP                      50,000                       $48,500,000
     VRLP                       50,000                       $48,500,000
   GM Trust                     50,000                       $48,500,000

                  (b) Such sale and purchase shall be effected at the Closing Time when deliveries of the certificates, duly registered in the Investors' names evidencing the Preferred Securities being purchased by them, shall be made against delivery by the Investors to the Trust of the aggregate purchase price therefor by wire transfer(s) of immediately available funds to such account as the Trust shall designate prior to the Closing Time.

                  (c) The closing (the "Closing") of such sale and purchase shall take place at 11:00 A.M., New York City time, on July 28, 1998, or at such other time not later than five business days after such date as the Investors and the Offerors agree to in writing (such time and date of payment and delivery being hereinafter referred to as the "Closing Time"), at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, or at such other location as the Investors and the Offerors shall select and agree to.


SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE OFFERORS
                  ----------------------------------------------

                  (a) The Offerors, jointly and severally, represent and warrant to the Investors as of the date hereof and as of the Closing Time referred to in Section (1)(c) hereof, and agree with the Investors as follows:

                  2.1 Company Organization
                      --------------------

                  (a) The Company has been duly created and is validly existing as a business trust under the laws of the State of California, has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and Filings (as defined below), and is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the conduct of its business or its ownership or leasing of property, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). The Company is not required to make any submissions or filings with any State in order to maintain its valid existence or good standing.

                  2.2      Company SEC Reports and Filings

                  (a) The Company has caused to be delivered to each of the Investors copies of the following, without exhibits thereto (collectively, the "SEC Reports and Filings"):

                           (i) The Company's Annual Report on Form 10-K for the
fiscal year ended December 31, 1997 (File No. 1-8063), as filed with the Commission on February 26, 1998, and amended by the Company's Annual Report on Form 10-K/A, as filed with the Commission on April 30, 1998;

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                           (ii) The Company's Quarterly Report on Form 10-Q for
the fiscal quarter ended March 31, 1998, as filed with the Commission on May 14, 1998;

                           (iii) The Company's Current Reports on Form 8-K dated
February 9, 1998, February 27, 1998, January 1, 1998, March 12, 1998, April 21, 1998, May 14, 1998, June 2, 1998, June 16, 1998, and June 30 1998 as filed with the Commission, respectively, on February 23, 1998, March 13, 1998, March 18, 1998, March 19, 1998, April 23, 1998, May 22, 1998, June 12, 1998, June 24,
1998, and July 13, 1998.

                           (iv) The Company's registration statement on Form S-1
(File No. 333-37271), as filed with the Commission on October 6, 1997, as amended by Amendments No. 1 and 2 thereto, as filed with the Commission on October 13, 1997 and December 9, 1997, respectively, the related registration statement on Form S-1 with respect to the increase in the offering size, as filed with the Commission on December 10, 1997, and the final form of prospectus constituting Part I of such registration statements as filed with the Commission on December 11, 1997; and

                           (v) The registration statement on Form S-4 of the
Company's wholly-owned subsidiary, Capital Trust, Inc. (File No. 333-21777), as filed with the Commission on May 14, 1998.

                  (b) The SEC Reports and Filings, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports and Filings, at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

                  2.3 Company Financial Statements; Material Adverse Changes
                      ------------------------------------------------------

                  (a) The audited consolidated balance sheet of the Company as at December 31, 1997 and the unaudited consolidated balance sheets of the Company as at March 31, 1998 included in the SEC Reports and Filings fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries (as defined below) at the dates thereof, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 1997 and the three months ended March 31, 1998 included in the SEC Reports and Filings fairly present in all material respects the results of operations and other information therein of the Company and its Subsidiaries for the respective periods indicated (except that the interim reports are subject to adjustments customary in nature and amount which might be required as a result of year end audit and except as otherwise stated therein) (collectively, the "Financial Statements"). All such Financial Statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except that the interim reports are subject to customary adjustments which might be required as a result of year end audit and except as otherwise stated therein.

                  (b) Except as set forth on Schedule 2.3(b), since December 31, 1997, (A) there has been no material adverse change, and no development involving a prospective material adverse change, in or affecting the management, assets, business, business prospects, earnings or condition (financial or otherwise) of the Trust (a "Trust Material Adverse Effect") or the Company and its Subsidiaries considered as one enterprise (a "Company Material Adverse Effect," together with a Trust Material Adverse Effect, a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Trust or the Company or any Subsidiary which are material with respect to the Trust or the Company and its Subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (C) there has not been any material change in the total assets, except assets acquired in the ordinary course of business, or long term debt of the Company. Neither the Trust nor the Company nor any of its Subsidiaries has sustained since December 31, 1997 any material loss or interference with its business from fire, explosion, flood

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or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

                  2.4 Company Capitalization
                      ----------------------

                  (a) The authorized, issued and outstanding shares of beneficial interest in the Company are set forth in the most recent Financial Statements, since the date of which there has been no change in the consolidated capitalization of the Company and its Subsidiaries (other than changes in outstanding Common Shares resulting from share option plan transactions and changes in shareholders equity resulting from changes in retained earnings). All the outstanding shares of beneficial interest in the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

                  (b) There are no Common Shares issuable upon exercise or conversion of any security outstanding of the Company nor any rights, options or warrants outstanding or other agreements to acquire Common Shares nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding Common Shares except for Common Shares issuable upon (i) conversion of the 9.5% class A preferred shares of beneficial interest, $1.00 par value, in the Company, and (ii) exercise of options and share units issued under the Company's employee and trustee share plans.

                  2.5 Company Subsidiaries.
                      --------------------

                  Each of the Persons of which a majority of the outstanding voting equity securities or interests are owned, directly or indirectly, by the Company (each a "Subsidiary" and collectively "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing will not have a Company Material Adverse Effect.

                  2.6 Trust Organization; Authorization, etc.
                      --------------------------------------

                  (a) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the trust power and authority to own its properties and to conduct its business and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities, and the Declaration. The Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; and except as set forth on Schedule 2.6(a), the Trust is not a party to or otherwise bound by any agreement. The Trust is and will under current law be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and as of the Closing Time, the Trust is and will be treated as a subsidiary of the Company pursuant to GAAP.

                  (b) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and is a valid and legally binding obligation of the Company and the Offerors, enforceable against the Offerors in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions").


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                  (c) The Declaration and the Indenture have been duly
authorized by the Company and, to the Company's knowledge, have been duly authorized by the other parties thereto, and, at the Closing Time, will have been duly executed and delivered by the Company and, to the Company's knowledge by the other parties thereto, and each will be a valid and legally binding obligation of the Company, and to the Company's knowledge, of the other parties thereto, enforceable against the parties thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions.

                  (d) The Registration Rights Agreement and the Co-Investment Agreement have been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Investors, the Registration Rights Agreement and the Co-Investment Agreement will, at the Closing Time, be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) Bankruptcy Exceptions or (ii) the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution.

                  (e) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Investors pursuant to this Agreement against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the laws of the State of Delaware.

                  (f) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued and will represent undivided common beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly or indirectly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (g) The Preferred Securities Guarantee has been duly authorized by the Company and, at the Closing Time, the Preferred Securities Guarantee will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (h) The Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, the Subordinated Debentures will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  2.7 Consents and Approvals
                      ----------------------

                  No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any Governmental Authority, and no filing, recording, publication or registration in any public office or any other place, was or is now required in connection with the issuance and sale of the Preferred Instruments hereunder, except for (A) such as may be required under the Securities Act, the Exchange Act or state securities laws and (B) the filing of the Certificate of Trust with the Secretary of State (which filing will be duly made).


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                  2.8 Absence of Defaults, Conflicts, etc.
                      -----------------------------------

                  The execution and delivery of the Operative Agreements, the Registration Rights Agreement and the Co-Investment Agreement, the issuance, sale and delivery of the Preferred Instruments and the consummation of the transactions contemplated herein and therein do not and will not conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any of the Key Agreements and Instruments of the Company, any Subsidiary or the Trust or result in the creation or imposition of any lien, charge, encumbrance upon any property or assets of the Company, any Subsidiary or the Trust, and will not result in any violation of the Organizational Documents of the Company, any Subsidiary or the Trust, or any existing Requirements of Law applicable to the Company, any Subsidiary or the Trust.

                  2.9 Compliance with Law
                      -------------------

                  (a) The Company is not in violation of any Requirements of Law to which it is subject, which violation could reasonably be expected to result in a Company Material Adverse Effect.

                  (b) The Company has all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, which if violated or not obtained could reasonably be expected to result in a Company Material Adverse Effect. The Company has not finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

                  2.10 Pending Actions
                       ---------------

                  There is no action, suit, investigation or proceeding pending or, to the Company's knowledge, threatened or contemplated against the Company or any of its properties or assets by or before any Governmental Authority, which questions the validity of the Operative Agreements, the issuance or validity of the Preferred Securities or any action taken or to be taken pursuant hereto or thereto, or which could reasonably be expected individually or in the aggregate to result in any Material Adverse Effect.

                  2.11 Private Offering; Integration
                       -----------------------------

                  (a) None of the Offerors, their affiliates (as such term is defined in Rule 501(b) under the Securities Act for any person or entity) ("Affiliates"), or any person acting on their or any of their Affiliates' behalf has engaged, or will engage, in connection with the offering of the Preferred Securities, in any communication or other form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Based upon the representations of the Investors set forth in Section 3, the offer, issuance and sale of the Preferred Securities in the manner contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  (b) The Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Preferred Securities in a manner that would require the Preferred Securities to be registered under the Securities Act.


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                  2.12 Brokerage
                       ---------

                  There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or the Trust with any other person.

                  2.13 Subordination
                       -------------

                  Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debentures) of the Company.

                  2.14 Liabilities
                       -----------

                  Except as set forth in Schedule 2.14, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the preliminary non-public unaudited consolidated balance sheet of the Company as at June 30, 1998 provided to each of the Investors and current liabilities incurred in the ordinary and usual course of business consistent with the past practices of the Company and its Subsidiaries since June 30, 1998 and that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Trust has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise).

                  2.15 Real Property
                       -------------

                  Except as otherwise disclosed in the SEC Reports and Filings, and except as could not reasonably be expected to result in a Material Adverse Effect (i) neither the Company nor any of its Subsidiaries owns any real property; (ii) all of the leases under which the Company or any of its Subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its Subsidiaries is in default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's rights to the continued possession or use of the leased property or assets under any such leases; and (iii) neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the leased properties of the Company or any of its Subsidiaries.

                  2.16 Environmental Laws
                       ------------------

                  Except as otherwise disclosed in the SEC Reports and Filings, or as is not reasonably likely to result in a Material Adverse Effect:

                  (a) Each of the Company and its Subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law relating to damage to property or injury to persons ("Environmental Laws"). Each of the Company and its Subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the SEC Reports and Filings, and none of the above has any basis to believe that any such governmental authorization may be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

                  (b) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of

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



the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

                  (c) The Company and its Subsidiaries have made available to the Investors and their counsel all studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, and, to the Company's knowledge, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

                  2.17 Material Facts
                       --------------

                  This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investors, including the SEC Reports and Filings, through the Closing Time by or on behalf of the Company in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

                  2.18 Investment Company Act
                       ----------------------

                  None of the Offerors is, and after giving effect to the offering and sale of the Preferred Securities and the Subordinated Debentures, none of the Offerors will be, an "investment company" or a "company controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  2.19 Tax Matters
                       -----------

                  (a) The Company is taxed under subchapter C of the Code as a corporation for United States federal income tax purposes.

                  (b) The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (c) The Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

                  2.20 Reservation and Valid Issuance of Shares
                       ----------------------------------------

                  The Common Shares issuable upon conversion of the Subordinated Debentures and the Preferred Securities have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Indenture and the Declaration, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Indenture and under applicable federal and state securities laws. Holders of Common Shares shall not be personally liable as such for any liabilities, debts or obligations of, or claims against, the Company, whether arising before or after such holder became the owner or holder of the Common Shares.

                  2.21 Preferred Securities Guarantee
                       ------------------------------

                  The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debentures, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust, provides a full and unconditional guarantee on a subordinated basis by

730804.14
                                       -8-
the Company of amounts due on the Preferred Securities and the Subordinated Debentures. The obligations of the Company under the Preferred Securities Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of the Company.


SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
                  -----------------------------------------------

                  3.1 Certain Representations and Warranties
                      --------------------------------------

                  Each Investor, severally and not jointly, represents and warrants to the Offerors as follows:

                  (a) It is acquiring the Preferred Securities for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Preferred Securities, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

                  (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by Bankruptcy Exceptions.

                  (d) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Investor.

                  (e) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Trust and Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company and the Trust concerning the terms and conditions of this Agreement and the purchase of the Preferred Securities contemplated hereby and the business and financial condition of the Company and the Trust.

                  (f) It is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                  (g) It acknowledges that the Preferred Securities have not been registered under the Securities Act and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has not offered or sold, and will not offer or sell, the Preferred Securities within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  3.2 Additional Representations and Warranties
                      -----------------------------------------

                  (a) VRLP represents and warrants to the Offerors that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

730804.14
                                       -9-

                  (b) EOPLP represents and warrants to the Offerors that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (c) GM Trust represents and warrants to the Offerors that each of its constituents is a trust, duly formed and validly existing under the laws of the State of New York.


SECTION 4.        COVENANTS OF THE COMPANY
                  ------------------------

                  4.1 Tax Matters
                      -----------

                  (a) The Company shall continue to file tax returns under subchapter C of the Internal Revenue Code as a corporation for federal income tax purposes as long as any of (i) the Investors, (ii) any Affiliate of Vornado Realty Trust or VRLP, (iii) any Affiliate of Equity Office Properties Trust or EOPLP. or (iv) any Affiliate of the GM Trust are holders of Preferred Securities, Subordinated Debentures or Common Shares.

                  (b) The Company and the Trust shall treat the Subordinated Debentures as indebtedness for United States federal income tax purposes.

                  4.2 Additional Matters.
                      ------------------

                  (a) The Company shall promptly notify the Investors upon the commencement by the Company of a repurchase program of Shares, a tender offer for its outstanding Shares or other redemption or repurchase of its outstanding Shares.

                  (b) The Company shall increase the number of trustees comprising the board of trustees of the Company to ten and fill all vacancies created thereby by September 30, 1998 and shall not decrease such number for so long as (i) VRLP or any Affiliate of Vornado Realty Trust or VRLP, or (ii) GM Trust or any Affiliate of GM Trust are holders of Preferred Securities or Subordinated Debentures.

SECTION 5.        OFFERORS' CLOSING CONDITIONS
                  ----------------------------

                  The obligation of the Offerors to sell the Preferred Securities at the Closing Time, as provided in Section 1 hereof shall be subject to:

                  5.1 Compliance with Agreement
                      -------------------------

                  The Investors shall have performed and complied with in all material respects all of their obligations and conditions contained in this Agreement which are required to be performed or complied with by the Investors prior to or at the Closing Time.

                  5.2      Each Investor to Close

                  All of the Investors shall have purchased and paid for the Preferred Securities at the Closing Time pursuant to Section 1 hereof.


SECTION 6.        INVESTORS' CLOSING CONDITIONS
                  -----------------------------

                  The obligation of the Investors to purchase and pay for the Preferred Securities at the Closing Time, as provided in Section 1 hereof, shall be subject, in their discretion, to the performance by the Offerors of

730804.14
                                      -10-
all of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  6.1 No Material Adverse Effect
                      --------------------------

                  At the Closing Time, there shall not have occurred, since December 31, 1997, any development or event which has resulted in or could be expected to result in a Material Adverse Effect. On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war.

                  6.2 Representations and Warranties
                      ------------------------------

                  The representations and warranties of the Offerors contained in this Agreement shall be true and correct at and as of the Closing Time as though such representations and warranties were made at such time (unless any such representation and warranty is made as of a specific date and then it shall be true and correct as of such date).

                  6.3 Compliance with Agreement
                      -------------------------

                  The Offerors shall have performed and complied in all material respects with all of their obligations and conditions contained in this Agreement which are required to be performed or complied with by the Offerors prior to or at the Closing Time.

                  6.4 Officer's and Regular Trustee's Certificate
                      -------------------------------------------

                  The Investors shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, and a certificate of Regular Trustee of the Trust, dated as of the Closing Time, to the effect that, (i) there has been no Material Adverse Effect or development or event which could be expected to result in a Material Adverse Effect, (ii) the representations and warranties of the Offerors contained in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all obligations and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and as to such other matters as the Investors may reasonably request.

                  6.5 Approval of Proceedings
                      -----------------------

                  All proceedings to be taken in connection with the transactions contemplated by the Operative Documents, the Registration Rights Agreement, the Co-Investment Agreement and the other Preferred Instruments and all documents incident thereto, shall be satisfactory in form and substance to the Investors and their counsel; and the Investors shall have received copies of all documents or other evidence which they and such counsel may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investors, and their counsel.

                  6.6 Injunction
                      ----------

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in the other Operative Documents or any of them not be consummated as herein or therein provided.

730804.14
                                      -11-

                  6.7 Additional Agreements.
                      ---------------------

                  The Company and each Investor or certain Affiliates thereof shall have entered into this Agreement, the Registration Rights Agreement and the Co-Investment Agreement. The Company and the trustees shall have entered into the Indenture, the Declaration and the Preferred Securities Guarantee.

                  6.8 Each Investor to Close
                      ----------------------

                  All of the Investors shall have purchased and paid for the Preferred Securities at the Closing Time pursuant to Section 1 hereof.

                  6.9 Opinions
                      --------

                  (a) The Investors shall have received an opinion of counsel, dated as of the Closing Time, of Greenberg Glusker Fields Claman & Machtinger LLP, in form and substance satisfactory to the Investors to the effect that:

                           (i) The Company has been duly created and is validly existing as a business trust under the laws of the State of California with the trust power and authority to own its properties and conduct its business as described in the SEC Reports and Filings.

                           (ii) The Indenture, this Agreement, the Registration Rights Agreement and the Co-Investment Agreement have been duly authorized by the Company and have been duly executed and delivered by the Company, and constitute valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their terms, subject, as to enforcement, to (i) Bankruptcy Exceptions, and (ii) the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution in the case of the Indenture, this Agreement and the Registration Rights Agreement.

                           (iii) The Preferred Securities Guarantee has been duly authorized by the Company, has been duly executed and delivered by the Company and, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions.

                           (iv) The Subordinated Debentures have been duly authorized, executed, issued and delivered by the Company, when duly authenticated by the Trustee and delivered against payment therefor, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                           (v) The Common Shares issuable upon the conversion of the Subordinated Debentures and/or the Preferred Securities have been duly authorized and reserved for issuance in accordance with the terms of the Subordinated Debentures, the Indenture and the Declaration; such Common Shares, when issued and delivered upon such conversion in accordance with the terms of the Subordinated Debentures and the Indenture and the Declaration, will be validly issued, fully paid and non-assessable; and, as of the date hereof, the issuance of such Common Shares upon the conversion of the Subordinated Debentures and/or the Preferred Securities is not subject to any preemptive or similar rights. Holders of Common Shares shall not be personally liable as such for any liabilities, debts or obligations of, or claims against, the Company, whether arising before or after such holder became the owner or holder of the Common Shares.


730804.14
                                      -12-

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of California and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Richards, Layton & Finger, P.A. and Battle Fowler LLP.

                  (b) The Investors shall have received an opinion of counsel, dated as of the Closing Time, of Richards, Layton & Finger, P.A. in form set forth in Exhibit C hereto.

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of Delaware and federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Greenberg Glusker Fields Claman & Machtinger LLP and Battle Fowler LLP.
                  (c) The Investors shall have received an opinion of counsel, dated as of the Closing Time, of Battle Fowler LLP, in form and substance satisfactory to the Investors, to the effect that:

                           (i) The Company is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. The Company is not required to make any submissions or filings with any state in order to maintain its valid existence or good standing.

                           (ii) The execution, delivery and performance of the Operative Documents, the Registration Rights Agreement and the Co-Investment Agreement and the issuance and delivery of the Preferred Instruments and the consummation of the transactions contemplated herein and therein, and the compliance by each of the Offerors with their respective obligations hereunder and thereunder, do not and will not conflict with, result in a breach or violation of, or constitute a default under the Organizational Documents of the Company or any Subsidiary or the terms of any Key Agreement and Instrument known to such counsel and to which the Company or any Subsidiary is a party or bound, or result in a violation of any Requirement of Law known to such counsel to be applicable to the Company or any Subsidiary.

                           (iii) There is no claim, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or threatened, against the Company, the Company is not a target or subject of any pending or threatened criminal investigation or proceeding, and the Company is not the subject of any order, judgment, stipulation or decree, which has not been subsequently reversed, suspended, vacated or satisfied.

                           (iv) All legally required proceedings in connection with the authorization, issuance and validity of the Preferred Securities and the sale of the Preferred Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Preferred Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any public boards or bodies in connection with the authorization, issuance and the sale of the Preferred Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

                           (v) Based solely upon the factual representations and warranties made by the Offerors and the Investors in the Purchase Agreement, the offer, issue, sale and delivery of the Preferred Securities in the manner contemplated in the Purchase Agreement does not require registration under the Securities Act.


730804.14
                                      -13-

                           (vi) Neither the Company nor the Trust are, and after giving effect to the purchase and sale of the Subordinated Debentures and the Preferred Securities, neither of them will be, required to register as an investment company under the 1940 Act.

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of New York and federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Greenberg Glusker Fields Claman & Machtinger LLP and Richards, Layton & Finger, P.A.

                  (d) The Investors shall receive an opinion of Battle Fowler LLP, special tax counsel to the Offerors, in form and substance satisfactory to the Investors to the effect that:

                           (i) based on current law and the assumptions stated or referred to therein, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, and

                           (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.


SECTION 7.        INDEMNIFICATION
                  ---------------

                  7.1 Indemnification Generally
                      -------------------------

                  The Offerors on the one hand, and each Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Except with respect to third party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within thirty (30) days of receipt of a notice of claim under this Section 7.1.

                  7.2 Indemnification Procedures for Third Party Claims
                      -------------------------------------------------

                  If a claim by a third party is made against a Person entitled to indemnification under this Section (an "Indemnified Party") and such Indemnified Party intends to seek indemnity with respect thereto from any Indemnifying Party, such Indemnified Party shall give notice in writing as promptly as reasonably practicable to each such Indemnifying Party of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnified Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter vigorously conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually

730804.14
                                      -14-
agreed to the contrary or (iii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. No Indemnifying Party, in the defense of a third party claim shall, except with the consent of the Indemnifying Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


SECTION 8.        INTERPRETATION OF THIS AGREEMENT
                  --------------------------------

                  8.1 Terms Defined
                      -------------

                  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  Affiliates: shall have the meaning set forth in Section
2.11(a).

                  Bankruptcy Exceptions: shall have the meaning set forth in
Section 2.6(b).

                  Business Day: shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

                  Certificate of Trust: shall mean the organizational document filed on July 28, 1998 in Delaware with respect to the Trust.

                  Code: shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  Closing: shall mean the consummation of the purchase and sale of the Preferred Securities described in Section 1(a).

                  Closing Time: shall have the meaning set forth in Section
1(b).

                  Co-Investment Agreement: shall mean the co-investment agreement in the form attached hereto as Exhibit B.

                  Company: shall have the meaning set forth in the preamble hereof.

                  Company Material Adverse Effect: shall have the meaning set forth in Section 2.3(b).

                  Declaration: shall have the meaning set forth in the preliminary statement hereof.

                  Delaware Act: shall have the meaning set forth in the preliminary statement hereof.

                  Environmental Laws: shall have the meaning set forth in
Section 2.16(a).

                  EOPLP: shall have the meaning set forth in the preamble hereof.


730804.14
                                      -15-

                  Financial Statements: shall have the meaning set forth in
Section 2.3(a).

                  GAAP: shall have the meaning set forth in Section 2.3(a).

                  GM Trust: shall have the meaning set forth in the preamble hereof.

                  Governmental Authority: shall mean any nation or government, any state or other political subdivision thereof, and any department, agency, instrumentality, bureau, entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  Indemnified Party: shall have the meaning set forth in Section 7.2.

                  Indemnifying Party: shall have the meaning set forth in
Section 7.1.

                  Indenture: shall have the meaning set forth in the preliminary statement hereof.

                  Investors: shall have the meaning set forth in the preamble hereof.

                  Key Agreements and Instruments: shall mean as to any Person any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement or instrument to which such Person is a party or by which it is bound or, to which any of its property or assets is subject.

                  Material Adverse Effect: shall have the meaning set forth in
Section 2.3(b).

                  1940 Act: shall have the meaning set forth in Section 2.18.

                  Offerors: shall have the meaning set forth in the preamble hereof.

                  Operative Documents: shall have the meaning set forth in the preliminary statement hereof.

                  Organizational Documents: shall mean as to any Person the articles or certificate of incorporation, declaration of trust, bylaws, partnership agreement or other organizational or governing documents of such Person.

                  Person: shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  Preferred Instruments: shall have the meaning set forth in the preliminary statement hereof.

                  Preferred Securities: shall have the meaning set forth in the preliminary statement hereof.

                  Preferred Securities Guarantee: shall have the meaning set forth in the preliminary statement hereof.

                  Registration Rights Agreement: shall mean the registration rights agreement in the form attached hereto as Exhibit A.

                  Requirements of Law: means as to any Person, any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or judgment, order, decree or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.


730804.14
                                      -16-

                  SEC Reports and Filings: shall have the meaning set forth in
Section 2.2(a).

                  Share: shall mean a beneficial interest in the Company.

                  Subordinated Debentures: shall have the meaning set forth in the preliminary statement hereof.

                  Subsidiary or Subsidiaries: shall have the meaning set forth in Section 2.5.

                  Trust: shall have the meaning set forth in the preamble hereof.

                  Trust Material Adverse Effect: shall have the meaning set forth in Section 2.3(b).

                  VRLP: shall have the meaning set forth in the preamble hereof.

                  8.2 Governing Law
                      -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

                  8.3 Paragraph and Section Headings
                      ------------------------------

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.


SECTION 9.        MISCELLANEOUS
                  -------------

                  9.1 Expenses
                      --------

                  Each party to this Agreement shall bear its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the agreements and transactions contemplated hereby.

                  9.2 Notices. All notices or other communications under this Agreement shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid by registered, certified or express mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the third (3rd) Business Day after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses:

                  (a)      if to the Investors, to:

                           Vornado Realty L.P.
                           c/o Vornado Realty Trust
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07663
                           Attention:   Joseph Macnow
                                        Executive Vice President,
                                        Finance and Administration


730804.14
                                      -17-
                           with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:  Alan J. Sinsheimer

                           EOP Operating Limited Partnership
                           Two North Riverside Plaza
                           Chicago, Illinois  60606
                           Attention: Stanley M. Stevens
                                       Richard D. Kincaid

                           with a copy to:

                           Rosenberg & Liebentritt, P.C.
                           Two North Riverside Plaza, Suite 1600
                           Chicago, Illinois 60606
                           Attention: Jonathan Wasserman

                           Mellon Bank N.A., as trustee for
                           General Motors Hourly-Rate Employes Pension Trust Mellon Bank N.A., as trustee for
                           General Motors Salaried Employes Pension Trust One Mellon Bank Center
                           Pittsburgh, Pennsylvania  15258-0001
                           Attention:       Bernadette Rist,
                                            Legal Department

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention: Gerald S. Backman, P.C.

                  (b)      if to the Company, to:

                           Capital Trust
                           605 Third Avenue
                           26th Floor
                           New York, New York 10016
                           Attention: John R. Klopp

                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Thomas E. Kruger


730804.14
                                      -18-

                  (c)      if to the Trust, to:

                           CT Convertible Trust I
                           c/o Capital Trust
                           605 Third Avenue
                           26th Floor
                           New York, New York  10016
                           Attention: John R. Klopp

                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Thomas E. Kruger

or at such other address as the addressee may have furnished in writing to the sender as provided herein.

                  9.3 Survival
                      --------

                  All warranties, representations, and covenants made by the Investors and the Offerors herein or in any certificate or other instrument delivered by the Investors or the Offerors under this Agreement shall be considered to have been relied upon by the Offerors or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Preferred Securities, or payment by the Investors for such Preferred Securities, regardless of any investigation made by the Offerors or the Investors, as the case may be, or on the Offerors' or the Investors' behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Offerors or the Investors, as the case may be, hereunder.

                  9.4 Entire Agreement; Amendment and Waiver
                      --------------------------------------

                  This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties. This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof between such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Offerors and the Investors.

                  9.5 Counterparts
                      ------------

                  This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the day and year first above written.

                  9.6 Successors and Assigns
                      ----------------------

                  This Agreement and all of the provisions hereof, including all of the rights of the Investors hereunder, shall inure to the benefit of the parties hereto and their respective successors and assigns.


                [The rest of this page intentionally left blank]


730804.14
                                      -19-

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          OFFERORS:

                          CAPITAL TRUST


                          By:   /s/ John R. Klopp
                               ---------------------------------------------
                               Name:    John R. Klopp
                               Title:   Chief Executive Officer


                          CT CONVERTIBLE TRUST I


                          By:   /s/ John R. Klopp
                               ---------------------------------------------
                               Name:    John R. Klopp
                               Title:   Regular Trustee


                          INVESTORS:

                          EOP OPERATING LIMITED PARTNERSHIP


                          By: Equity Office Properties Trust,
                              its general partner


                              By:  /s/  Debra L. Ferruzzi
                                 -------------------------------------------
                                 Name:  Debra L. Ferruzzi
                                 Title: Senior Vice President

                          VORNADO REALTY L.P.

                          By:  Vornado Realty Trust,
                               its general partner


                               By:  /s/ Michael D. Fascitelli
                                   ----------------------------------------
                                   Name:  Michael D. Fascitelli
                                   Title: President

                          MELLON BANK N.A., as trustee for
                          General Motors Hourly-Rate Employes Pension Trust


                          By:  /s/  Bernadette Rist
                              ---------------------------------------------
                              Name:     Bernadette Rist
                              Title:    Authorized Signatory

730804.14
                               -20-

                          MELLON BANK N.A., as trustee for
                          General Motors Salaried Employes Pension Trust


                          By:  /s/  Bernadette Rist
                              ---------------------------------------------
                              Name:     Bernadette Rist
                              Title:    Authorized Signatory
730804.14
                                      -21-

                                 Schedule 2.3(b)
                                 ---------------

             Company Financial Statements; Material Adverse Changes

(1) Two (2) revolving credit facilities in the aggregate principal amount of up to $300,000,000, made by (i) Morgan Stanley Mortgage Capital Inc. ("MSMCI"), pursuant to a certain Master Loan Agreement dated as of June 8, 1998, between the Company and MSMCI, and (ii) Morgan Stanley & Co. International Limited ("MSIL"), pursuant to a certain CMBS Loan Agreement dated as of June 30, 1998, between the Company and MSIL.

(2) Increases of a certain credit facility ("GACC Credit Facility") made by German American Capital Corporation ("GACC") to the Company, pursuant to a certain Credit Agreement dated as of September 30, 1997, between the Company and GACC, in the original maximum principal amount of $150,000,000, pursuant to the terms and provisions of:

         (i) a certain Amended and Restated Credit Agreement, dated as of January 1, 1998, between the Company and GACC, whereby the maximum principal amount of the GACC Credit Facility was increased from $150,000,000 to $250,000,000;

         (ii) a certain First Amendment to Amended and Restated Credit Agreement, dated as of June 22, 1998, between the Company and GACC, whereby the maximum principal amount of the GACC Credit Facility was increased from $250,000,000 to $300,000,000; and

         (iii) a certain Second Amendment to Amended and Restated Credit Agreement, dated as of July 23, 1998, between the Company and GACC, whereby the maximum principal amount of the GACC Credit Facility was increased from $300,000,000 to $360,000,000.



730804.14

                                 Schedule 2.6(a)
                                 ---------------

                             Agreements of the Trust






                                      NONE


730804.14

                                  Schedule 2.14
                                  -------------

                                   Liabilities


                     Capital Trust Balance Sheet Adjustments
                     ---------------------------------------
                             (July 23, 1998 - $000s)

Significant asset and liability adjustments to 6/30/98 preliminary unaudited Capital Trust balance sheet as of 7/23/98:



Assets
Sale of CSFB floating rate CMBS                                   ($23,978)
Satisfaction of Troast loan                                        (10,738)
Addition of Buffalo loan                                             23,000
Funding of improvements under Wanamaker loan                          2,510
Cash and other assets (1)                                           (6,100)
                                                     ----------------------
Total                                                             ($15,306)
                                                     ======================
Liabilities
Repayment of CSFB repo                                            ($23,244)
Satisfaction of Troast borrowings                                  (10,000)
Principal re-payment on VCG notes                                     (500)
Principal re-payment under FNMA repo                                  (582)
Buffalo borrowing (Morgan Stanley)                                   19,000
                                                     ----------------------
Total                                                             ($15,306)
                                                     ======================











(1)      Includes estimates to balance the Balance Sheet.


730804.14

                                                                       EXHIBIT C
                                                                       ---------

                                  July 28, 1998





To Each of the Persons Listed
 on Schedule I Hereto

                  Re:      CT Convertible Trust I
                           ----------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for CT Convertible Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 6.9(b) of the Preferred Securities Purchase Agreement dated as of July 28, 1998 (the "Purchase Agreement") among Capital Trust, a California business trust (the "Company"), the Trust, Vornado Realty L.P., a Delaware limited partnership, EOP Operating Limited Partnership, a Delaware limited partnership, Mellon Bank, N.A., as trustee for General Motors Hourly-Rate Employes Pension Trust, a New York trust, and Mellon Bank N.A., as trustee for General Motors Salaried Employes Pension Trust, a New York trust. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Declaration (as hereinafter defined).

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated July 28, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 28, 1998;

To Each of the Persons Listed
 on Schedule I Hereto
July 28, 1998
Page 2



                  (b) The Declaration of Trust of the Trust, dated as of July 28, 1998, among Capital Trust, as sponsor, the Trustee and the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration.;

                  (c)      The Purchase Agreement;

                  (d)      The Indenture;

                  (e)      The Preferred Securities Guarantee Agreement;

                  (f)      The Common Securities Guarantee Agreement; and

                  (g) A Certificate of Good Standing for the Trust, dated July 28, 1998, obtained from the Secretary of State.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed that (i) the Declaration and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, each of the parties to the documents examined by us has been duly organized or duly formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its organization or formation, (iii) each natural person who is a party to the documents examined by us has the legal capacity to execute, deliver and perform such documents, (iv) except to the extent provided

To Each of the Persons Listed
 on Schedule I Hereto
July 28, 1998
Page 3



in paragraph 4 below, each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 5 below, each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) each Person to whom a Convertible Preferred Security or a Common Security is to be issued by the Trust (each, a "Holder" and collectively, the "Holders") has received an appropriate Certificate for such Security, and the Trust has received payment for the Security acquired by each such Holder, in accordance with the Declaration and the Prospectus, and (vii) the Securities are issued and sold to the Holders in accordance with the Declaration and the Purchase Agreement.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                   1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                   2. Under the Business Trust Act and the Declaration, the Trust has the business trust power and authority to own property and conduct its business, all as described in the Declaration.

                   3. The Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees, in accordance with its terms.

To Each of the Persons Listed
 on Schedule I Hereto
July 28, 1998
Page 4



                   4. Under the Business Trust Act and the Declaration, the Trust has the trust power and authority to (i) execute and deliver, and to perform its obligations under the Purchase Agreement and (ii) issue and perform its obligations under the Securities.

                   5. Under the Business Trust Act and the Declaration, the execution and delivery by the Trust of the Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary action on the part of the Trust. The Purchase Agreement has been duly authorized, executed and delivered by the Trust.

                   6. The Convertible Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Declaration. The Holders of the Convertible Preferred Securities and Common Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Convertible Preferred Securities may be obligated to make payments as set forth in the Declaration.

                   7. The Common Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and represent undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Declaration.

                   8. Under the Business Trust Act and the Declaration, the issuance of the Securities is not subject to preemptive rights.

                   9. The purchase by the Trust of the Debentures, the distribution of the Debentures by the Trust in the circumstances contemplated by the Declaration, the execution, delivery and performance by the Trust of the Purchase Agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder will not violate, conflict with or result in a breach of (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

To Each of the Persons Listed
 on Schedule I Hereto
July 28, 1998
Page 5



                   The opinion expressed in paragraph 3 above regarding the enforceability of the Declaration is subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                   This opinion may be relied upon by you in connection with the matters set forth herein. We also consent to Greenberg Glusker Fields Claman & Machtinger LLP and Battle Fowler LLC relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them pursuant to the Purchase Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                           Very truly yours,

                                           /S/  Richards, Layton & Finger, P.A.
                                                -------------------------------




GCK/ks

                                                 Schedule I

Vornado Realty L.P.

EOP Operating Limited Partnership

Mellon Bank N.A., as trustee for
  General Motors Hourly-Rate Employes Pension Trust

Mellon Bank N.A., as trustee for
  General Motors Salaried Employes Pension Trust